EXHIBIT 10.6
PLEDGE AND SECURITY AGREEMENT
WEST MARICOPA COMBINE, LLC
THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated for identification as of April 30, 2020, is made by: (a) WEST MARICOPA COMBINE, LLC, an Arizona limited liability company (“Pledgor”); in favor of (b) U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent (with its successors and permitted assigns in such capacity the “Collateral Agent”); for the benefit of (c) The Northern Trust Company, an Illinois banking corporation (the “Bank” and/or any other holder of the Revolver Note at any relevant time the “Holder”), pursuant to the Amended and Restated Collateral Agency Agreement of even date herewith (the “Collateral Agency Agreement”) among and/or approved by the Collateral Agent, Noteholders, Bank and Global Water Resources, Inc., a Delaware corporation (“Company”).
PRELIMINARY STATEMENT
WHEREAS, Company and Bank are parties to a Loan Agreement of even date herewith (as amended, supplemented or restated at any relevant time the “Loan Agreement”), pursuant to which Bank has agreed to provide Company a multiple advance revolving credit facility in the initial maximum principal amount of $10,000,000 (the “Revolver”); and
WHEREAS, pursuant to Guaranty Agreements (the “Guaranty Agreements”) of even date herewith, Pledgor and Global Water, LLC, a Delaware limited liability company, have guaranteed the Obligations of Company under the Loan Agreement and Revolver Note; and
WHEREAS, Pledgor is the owner and holder of all of the Equity Interests of the Persons described in Schedule I hereto (the “Pledged Companies”); and
WHEREAS, it is a condition precedent to the obligation of Bank to provide the Revolver pursuant to the Commitment that Pledgor execute and deliver this Agreement to the Collateral Agent for the benefit of the Secured Parties; and
WHEREAS, Pledgor desires to execute this Agreement to satisfy such condition precedent and to secure its Obligations under its Guaranty Agreement;
NOW THEREFORE, to induce Bank to provide the Commitment pursuant to the Loan Agreement, Pledgor and the Collateral Agent agree as follows:
SECTION 1.DEFINED TERMS.
(a)Capitalized terms used at any place but not defined herein have the meanings set forth in the Loan Agreement.
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(b)“ACC Regulations” means the applicable regulations, orders and requirements of the Arizona Corporation Commission and applicable statutes administered by the Arizona Corporation Commission.
(c)“Applicable Law” means all applicable Laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.
(d)“Equity Interests” means with respect to any Person, all capital stock of (or other ownership or profit interest in) such Person, all warrants, options or other rights for the purchase or acquisition from such Person of capital stock of (or other ownership or profit interest in) such Person, all securities convertible into or exchangeable for capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or other interests), and all other ownership or profit interests in such Person (including partnership, membership and trust interests therein), voting or nonvoting, whether or not such shares, warrants, options, rights or other interests are outstanding on any date.
(e)“Indemnified Liabilities” means, collectively, all liabilities, obligations, losses, damages, penalties, claims (including under Environmental Laws), actions, judgments, suits, costs (including reasonable costs of investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response necessary to remove, remediate, clean up or abate Hazardous Materials), expenses and disbursements of any kind (including reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not such Indemnitees are designated as a party or potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct or indirect and whether based on any applicable Laws (including Environmental Laws), on common law or equitable cause or on contract or otherwise, imposed on, incurred by, or asserted against any such Indemnitee (regardless of whether any Indemnitee is a party thereof), in any manner relating to or arising out of: (i) this Agreement or any other Revolver Document or transactions contemplated hereby or thereby (including the use or intended use of the proceeds of the Revolver, or any enforcement of any of the Revolver Documents (including any sale of, collection from, or other realization on any Collateral)); or (ii) any claim under Environmental Laws or Hazardous Materials liability relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or practice of Pledgor or any of its Subsidiaries.
(f)“Noteholders” means the holders at any relevant time of the Notes.
(g)“Pledged Companies” has the meaning set forth in the above preliminary statement.
(h)“Secured Obligations” has the meaning provided by Section 2(c).
(i)“Secured Parties” means all Holders and the Collateral Agent.

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(j)“Specified Account” means the segregated account of Company maintained with The Northern Trust Company, with the last four digits of such account number being 3138, established to receive payments of dividends and distributions on Equity Interests owned by Company or any Subsidiary Guarantor, and all replacements or substitutions for such account established by the Company or any Subsidiary Guarantor, whether in the form of a deposit account or securities account. For the avoidance of doubt, a “Specified Account” shall not include any “collection account,” deposit account, securities account or other account in which the revenues of Utility Subsidiaries are remitted or consolidated.
(k)“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by mandatory provisions of Law, the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to this Agreement, in any Collateral is governed by the UCC as in effect in any jurisdiction other than the State of New York, “UCC” means the UCC as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
SECTION 2.GRANT OF SECURITY INTEREST.
(a)To secure the Secured Obligations, Pledgor grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, and acknowledges and agrees that the Collateral Agent has and will continue to have a continuing security interest in, all right, title and interest of Pledgor, whether now owned or existing or hereafter created, acquired or arising, and regardless of where located, in and to all the following (collectively the “Collateral”):
(i)all Equity Interests, including all Equity Interests in the Pledged Companies and all shares, ownership, economic and management interests, membership interests and/or partnership interests in any Person owned or held by Pledgor, all payments and distributions of whatever kind or character, in cash or other property, at any time made, owing or payable to Pledgor in respect of or on account of its present or hereafter acquired Equity Interests, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution of the issuer of such Equity Interests, distributions representing the complete or partial redemption of Pledgor’s Equity Interests in any Person or complete or partial withdrawal of Pledgor from any Person, repayment of capital contributions made to or with respect to any Person in respect of Equity Interests in such Person held by Pledgor and the right to receive, receipt for, use, and enjoy all such payments and distributions, and all other rights and privileges incident to Pledgor’s interest in such Equity Interests, provided that prior to the occurrence of an Event of Default, Pledgor shall retain certain rights pursuant to Section 7;
(ii)the Specified Account;

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(iii)all interest, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise payable in respect of,·or in exchange for, any of the foregoing;
(iv)supporting evidence and documentation relating to any of the above- described property, including computer programs, disks, tapes, electronic archives, clouds and related data processing media, and all rights of Pledgor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained; and
(v)to the extent not covered by Sections 2(a)(i) through 2(a)(iv), all proceeds (as defined in the UCC) of any or all of the foregoing.
(b)The Collateral Agent shall have with respect to the Collateral, in addition to the rights and remedies set forth herein and in the other Revolver Documents, all rights and remedies of a secured party under the UCC as if fully set forth herein.
(c)The security interest herein granted is made and given to secure, and shall secure, the payment and performance of: (i) all Obligations of Pledgor to the Secured Parties (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, however held, evidenced or acquired, and whether several, joint, or joint and several; and (ii) all expenses and charges, legal or otherwise, suffered or incurred by the Secured Parties in collecting or enforcing any such Obligations or realizing on or protecting or preserving any Collateral or other security therefor, including the lien and security interest granted hereby (all of the foregoing being the “Secured Obligations”).
(d)For the avoidance of doubt and notwithstanding anything in any Revolver Document to the contrary: (i) no Subsidiary of Pledgor that is now a regulated utility is a borrower or guarantor under any Revolver Document, nor is any such Subsidiary pledging any of its property as collateral for the Secured Obligations; and (ii) no regulated utility may declare distributions or dividends to its equity holders except in accordance with applicable Law (including ACC Regulations), and subject to each regulated utility’s obligations to maintain revenues and funds sufficient to fund direct and indirect operating and maintenance expenses (including general and administrative expenses and reasonable and necessary costs, fees and expenses for operation and maintenance of system utilities).
SECTION 3.CERTIFICATES OR INSTRUMENTS. Any certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent for the benefit of the Secured Parties pursuant hereto and to the Collateral Agency Agreement and be in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form reasonably satisfactory to the Collateral Agent and in form and substance reasonably satisfactory to Bank. Upon the

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occurrence and during the continuance of any Event of Default, the Collateral Agent will have the right at any time in its sole discretion and without notice to Pledgor to transfer to or to register in the name of the Collateral Agent or its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 7(a) and compliance with ACC Regulations. In addition, on the occurrence and during the continuance of any Event of Default, the Collateral Agent will have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.
SECTION 4.SPECIFIED ACCOUNT COLLATERAL.
(a)The Company has established the Specified Account as a deposit account (within the meaning of Section 9-102 of the UCC), with The Northern Trust Company. Pledgor shall promptly notify the Collateral Agent of any other Specified Account opened or maintained by the Company or Pledgor after the date hereof. To the extent requested by the Collateral Agent following the occurrence and continuation of any Default or the occurrence of any Event of Default, Pledgor shall, and shall cause the applicable depository or other institution to, execute and deliver to the Collateral Agent an account control agreement in form reasonably satisfactory to the Collateral Agent and in form and substance reasonably satisfactory to the Holder which provides among other things for the depository or other institution’s agreement that it will comply with: (i) instructions originated by the Collateral Agent directing the disposition of the funds in each such Specified Account that is a deposit account; or (ii) entitlement orders originated by the Collateral Agent with respect to each such Specified Account that is a securities account, in each case without further consent by Pledgor. Notwithstanding the foregoing, any account control agreement which requires the Collateral Agent in its individual capacity to indemnify the depository or other institution other than out of the Collateral will not be reasonably satisfactory to the Collateral Agent.
(b)Subject to Section 2(d), Pledgor covenants and agrees that upon declaration and payment of any dividend or distribution by any Subsidiary, it will cause such dividend or distribution to be paid and segregated into the Specified Account. Prior to the occurrence and continuance of an Event of Default, amounts so deposited in the Specified Account may be withdrawn and used for corporate purposes, including investments in or loans to Subsidiaries permitted under the Loan Agreement.
SECTION 5.REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. Pledgor represents, warrants and covenants as follows:
(a)The Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. No Equity Interests constituting interests in limited liability companies constitute or are evidenced by certificated securities, unless such certificates have been delivered to the Collateral Agent.
(b)Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance except for the Lien created by this Agreement and any other Liens created in favor of the Collateral Agent and described in the Collateral Agency Agreement. There is no existing agreement, option, right or privilege capable of becoming an agreement or

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option pursuant to which Pledgor would be required to sell or otherwise dispose of any Equity Interest, except as described in the Collateral Agency Agreement.
(c)Except for the delivery of any certificates or instruments representing Collateral to the Collateral Agent pursuant to this Agreement, filing of an appropriate financing statement with the Arizona Secretary of State, and any control agreement contemplated by Section 4(a), no other action is required to create or maintain the Lien of the Collateral Agent as a valid and perfected first priority Lien (pari passu with the Noteholders) in the Collateral to secure the Secured Obligations.
(d)No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body (except as set forth in Section 5(c)) is required either: (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor; or (ii) for the exercise by the Collateral Agent of its rights and the rights of any other Secured Parties provided for in this Agreement and the Collateral Agency Agreement or the remedies in respect of the Collateral pursuant to this Agreement and the Collateral Agency Agreement (except as may be required in connection with such disposition by Laws affecting the offering and sale of securities generally and except for compliance with requirements of the ACC Regulations as set forth in Sections 7(b) and 8).
(e)The execution, delivery and performance of this Agreement does not and will not: (i) violate any provision of any Law (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to Pledgor; (ii) result in breach of, or constitute a default under, any indenture, credit or loan or note agreement or any other agreement, lease or instrument to which Pledgor presently is a party, or·by which it or its properties are bound or affected; or (iii) result in or require (other than pursuant to this Agreement) the creation or imposition of any Lien or other share or encumbrance upon or with respect to any properties now owned or hereafter acquired by Pledgor. Pledgor is not in violation of or default under any such Law or material provision of any such indenture, agreement, lease or instrument.
(f)Schedule I correctly sets forth the name of the issuer and the percentage of Equity Interests of certain Equity Interests owned by Pledgor and pledged by this Agreement.
(g)Except for any such agreements in favor of the Collateral Agent for the benefit of the Secured Parties and Noteholders, Pledgor shall not enter into any agreement providing any Person with “control” (within the meaning of Sections 9-104 or 9-106 of the applicable UCC) of any Specified Account.
(h)Pledgor is a limited liability company duly formed under the laws of Arizona, and is validly existing and in good standing under the laws of such jurisdiction. Pledgor has its chief executive office in the State of Arizona. Pledgor agrees to give the Collateral Agent at least 30 days’ prior written notice before changing the state in which its chief executive office is located or the state in which it is organized, and prior to the effectiveness of any such change shall take all steps necessary to maintain the security interest provided for herein as a first-priority (pari

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passu with the Noteholders) perfected security interest, including filing additional UCC financing statements or amendments as may be necessary or requested by (and subject to the rights of) the Collateral Agent.
(i)Pledgor shall not: (i) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any Collateral; or (ii) create or permit to exist any Lien or security interest on or with respect to any Collateral, except for the Lien·created by this Agreement and any other Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
(j)Pledgor shall not permit or cause to be issued any Equity Interests: (i) in substitution for any existing Equity Interests; and (ii) in addition to the existing Equity Interests, except following notice to the Collateral Agent and provided that immediately upon its acquisition (directly or indirectly) of any such substitute or additional securities, Pledgor will execute such documentation as is necessary to pledge or evidence the pledge or as may be requested by Collateral Agent or the Holder pledging, and evidencing the pledge hereunder of, such Equity Interests.
(k)Pledgor shall, at its expense, protect and defend this Agreement, all rights of the Collateral Agent hereunder, and the Collateral against all claims and demands of other parties. Pledgor shall pay all Claims and charges that in the reasonable opinion of the Collateral Agent or the Holder might prejudice, imperil or otherwise affect Collateral or the security interest therein. Pledgor shall promptly notify the Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any Collateral and of any threatened or filed claims or proceedings that might affect or impair this Agreement.
SECTION 6.FURTHER ASSURANCES. Pledgor authorizes the Collateral Agent to file any financing statements covering the Collateral or any part thereof as the Collateral Agent may desire. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further documentation and take all further actions that the Collateral Agent or Holder may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent or Holder may reasonably request, all in reasonable detail, Pledgor agrees, and agrees to cause each issuer of Equity Interests included in the Collateral, to mark its books and records to reflect the Lien of the Collateral Agent in the Collateral.
SECTION 7.VOTING AND DIVIDENDS.
(a)So long as no Event of Default has occurred and is continuing:
(i)Pledgor will be entitled to exercise any voting and other consensual rights pertaining to any Collateral for any purpose not inconsistent with this Agreement or any other Revolver Documents.

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(ii)Pledgor will be entitled to receive and retain any dividends or distributions paid in respect of the Collateral; provided however, except as expressly permitted by the Loan Agreement, any (A) dividends or distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be forthwith delivered to the Col1ateral Agent to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the · Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
(iii)The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights it is entitled to exercise pursuant to Section7(a)(i) and to receive dividends it is authorized to receive and retain pursuant to Section7(a)(ii).
(b)Subject to any requirements of ACC Regulations, on the occurrence and during the continuation of an Event of Default:
(i)All rights of Pledgor to exercise voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(a)(i) will automatically cease, and the Collateral Agent will thereupon have the sole right to exercise such rights.
(ii)All rights of Pledgor to receive the distributions and dividends it would otherwise be entitled to receive and retain pursuant to Section 7(a)(ii) will automatically cease, and the Collateral Agent will thereupon have the sole right to receive and hold as Collateral such dividends, distributions and interest.
(iii)Any distributions and dividends received by Pledgor contrary to the provisions of Section 7(b)(ii) will be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Collateral Agent on behalf of the Secured Parties as Collateral in the same form as received (with any necessary endorsement).
SECTION 8.REMEDIES. Subject to any requirements of ACC Regulations:
(a)The Collateral Agent may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and the Collateral Agent may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and on such other terms as the Collateral Agent may claim commercially reasonable. Pledgor agrees that at least ten days’ notice to Pledgor of the time and place of any

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public sale or time after which any private sale is to be made will constitute reasonable notification. The Collateral Agent will not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization on any Collateral shall be applied by the Collateral Agent against the Secured Obligations in such order as the Collateral Agent may elect, subject to the requirements of the Loan Agreement and Collateral Agency Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all Secured Obligations and Notes shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
(c)All rights and remedies of the Collateral Agent expressed herein are in addition to all other rights and remedies possessed by the Collateral Agent or the Holder in the Revolver Documents and any other agreement or instrument relating to the Secured Obligations.
(d)In connection with a public or private sale of any Collateral, the Collateral Agent may disclose to prospective purchasers any non-public information available to the Collateral Agent which pertains to: (i) the issuer of any Collateral; or (ii) Pledgor, provided in the case of Pledgor such non-public information is material to said issuer, its financial condition or the Collateral.
(e)Without in any way limiting the foregoing, on the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have the right, in addition to all other rights provided herein or by Law, to direct the disposition of the funds in any Specified Account that is a deposit account, or entitlement orders originated by the secured party with respect to each such Specified Account that is a securities account, in each case without further consent by Pledgor.
(f)If the Collateral Agent exercises its right to take possession of any Collateral, Pledgor shall also at its expense perform any other steps requested by the Collateral Agent or Holder to preserve and protect the security interest hereby granted in the Collateral, such as maintaining Collateral records and filing UCC financing and continuation statements.
SECTION 9.WAIVERS; PRIVATE SALES.
(a)Pledgor waives any right to require the Collateral Agent or Holder to: (i) proceed against any Person, including any other Obligor; or (ii) proceed against or exhaust any Collateral, or (iii) pursue any other remedy in Collateral Agent’s or the Holder’s power; and waives any defense arising by reason of any disability of Pledgor or any other Person. Until the Secured Obligations have been paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including any right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to

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enforce any remedy which the Collateral Agent now has or may hereafter have against Pledgor or any other Person, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Collateral Agent. Pledgor authorizes the Collateral Agent, without notice or demand and without affecting Pledgor’s liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, any Secured Obligations, including increase or decrease of any rate of interest thereon; (b) receive and hold security, other than the Collateral herein described, for the payment of any Secured Obligations, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any Collateral or other security; and (c) release or substitute the Company, or any other guarantors of such Secured Obligations or any part thereof, or any other parties thereto.
(b)Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any of the Collateral by reason of ACC Regulations and/or certain prohibitions contained in the Laws of any jurisdiction outside the United States or in the Securities Act and applicable state securities Laws, but may instead be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof, or otherwise in accordance with the ACC Regulations. Pledgor agrees that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by Law, be made in a commercially reasonable manner. The Collateral Agent will not be under any obligation to delay a sale of any Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the Laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities Laws, even if the issuer would agree to do so. If the Collateral Agent is able to lawfully effect a public sale without registration of the Collateral under the laws of any jurisdiction outside the United States, under the 1933 Act or under any applicable state securities Laws, then, subject to any applicable ACC Regulations, the Collateral Agent may, but will not be required to, conduct a public sale of the Collateral, rather than a private sale, if the Collateral Agent reasonably believes it would realize a higher sales price in a public sale.
SECTION 10.COLLATERAL AGENT’S DUTIES.
(a)The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty on the Collateral Agent to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and accounting for moneys actually received by it hereunder, the Collateral Agent will have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent will have exercised reasonable care in the custody and preservation of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and collateral held for others in its capacity as a collateral agent, it being understood that the Collateral Agent will not have any responsibility for: (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters

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relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.
(b)Upon the appointment of a replacement collateral agent pursuant to the Collateral Agency Agreement, the Collateral Agent may transfer all of its interest and Liens in or any of the Collateral and be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of the Collateral Agent hereunder with respect to such Collateral so transferred; but with respect to any of its interest and liens in Collateral not so transferred, the Collateral Agent will retain all rights and powers hereby given.
SECTION 11.OTHER RIGHTS.
(a)The rights, powers and remedies given to the Collateral Agent by this Agreement shall be in addition to all rights, powers and remedies given to the Collateral Agent by virtue of any statute or rule of Law. Any forbearance or failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Collateral Agent shall continue in full force and effect until such right, power or remedy is specifically waived by a writing executed by the Collateral Agent. The rights and remedies of the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or any Holder may have.
(b)This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of Pledgor in any way related to the Collateral, and the Collateral Agent will have no duty or obligation to discharge any such duty or obligation. The Collateral Agent will have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral or initiating any action to protect any Collateral against the possibility of a decline in market value. Neither the Collateral Agent nor any party acting as attorney for the Collateral Agent will be liable for any acts or omissions or for any error of judgment or mistake of fact or Law other than its gross negligence or willful misconduct or negligence in the handling of funds.
(c)In addition to any other powers of attorney contained herein, Pledgor hereby appoints the Collateral Agent, its nominee, and any other person whom the Collateral Agent may designate, as Pledgor’s attorney-in-fact, with full power and authority to sign Pledgor’s name on verifications of Collateral; to send requests for verification of Collateral to obligors; to endorse Pledgor’s name on any checks, notes, acceptances, money orders, drafts and other forms of payment or security that may come into the Collateral Agent’s possession or on any assignments, stock powers or other instruments of transfer relating to any Collateral; to sign Pledgor’s name on claims to enforce collection of any Collateral, on notices to and drafts against obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; on the occurrence and during the continuance of an Event of Default to notify post office authorities to change the address for delivery of Pledgor’s mail to an address designated by the Collateral

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Agent; upon the occurrence and during the continuance of an Event of Default to receive, open and dispose of all mail addressed to Pledgor; and to do all things necessary to carry out this Agreement. Pledgor hereby ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or Law other than such person’s gross negligence or willful misconduct or negligence in the handling of funds. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and all agreements of any Secured Party to extend credit to or for the account of Pledgor have expired or otherwise been terminated.
SECTION 12.INDEMNITY; WAIVER.
(a)Pledgor agrees to indemnify, pay and hold harmless, the Collateral Agent and each other Secured Party and any of their Related Parties (each an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE; provided, Pledgor shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (x) arise from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment, of that Indemnitee, or (y) result from a claim brought by Pledgor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Revolver Document, as determined by a court of competent jurisdiction by final and nonappealable judgment. To the extent the undertakings to indemnify, pay and hold harmless in this Section 12 may be unenforceable in whole or in part because they are violative of any Law or public policy, Pledgor shall contribute the maximum portion it is permitted to pay and satisfy under applicable Laws to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnitees. All amounts due under this Section 12(a) shall be payable promptly after demand therefor. For purposes hereof, “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, managers, directors, trustees, officers, employees or other personnel, counsel, agents and advisors of such Person and of such Person’s Affiliates.
(b)To the extent not prohibited by applicable Law, Pledgor shall not assert, and Pledgor waives, any claim against the Collateral Agent and its respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Revolver Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Pledgor waives, releases and agrees not to sue on any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any

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other Revolver Documents or the transactions contemplated hereby or thereby. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by; directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Agent shall use reasonable best efforts which are consistent with accepted ·practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 13.INTERPRETATION.
(a)In this Agreement, unless a clear contrary intention appears:
(i)the singular number includes the plural number and vice versa;
(ii)reference to any gender includes each other gender;
(iii)the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(iv)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this Section 13(a)(iv) is intended to authorize any assignment not otherwise permitted by this Agreement;
(v)reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any note includes any note issued pursuant to any Revolver Document in extension or renewal thereof and in substitution or replacement therefor;
(vi)unless the context indicates otherwise, reference to any Article, Section or Schedule means such Article or Section hereof or Schedule hereto;
(vii)“including” (with its correlative meaning “include”) means including, without limiting the generality of any description preceding such term;
(viii)with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding;”
(ix)reference to any Law means such as modified, codified or reenacted, in whole or in part, and in effect from time to time; and

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(x)reference to the Collateral Agent are to it in its capacity as Collateral Agent for the Secured Parties and Noteholders under and as provided in the Collateral Agency Agreement.
(b)Article and Section headings herein are for convenience only and shall not affect the construction hereof.
(c)No provision of this Agreement shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.
SECTION 14.AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, will be effective unless in writing and signed by Pledgor and the Collateral Agent, and then only in the specific instance and for the specific purpose for which given.
SECTION 15.NOTICES. All notices and other communications provided for hereunder shall be in writing and sent: (a) by telecopy, facsimile or electronic mail if the sender on the same day sends a confirming copy of such notice by a nationally recognized overnight delivery service (charges prepaid); (b) by registered or certified mail with return receipt requested (postage prepaid); or (c) by a nationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)if to the Bank or its nominee, to the Bank or nominee at the address specified for such communications in the Loan Agreement, or at such other address as the Bank or nominee shall have specified to the Company in writing;
(ii)if to any other Holder, to such Holder at such address as such Holder shall have specified to the Company in writing;
(iii)if to Pledgor, to Pledgor at the following address: 21410 North 19th Avenue, Suite 220, Phoenix, Arizona 85027 to the attention of: Michael J. Liebman, or at such other address as Pledgor shall have specified to the Collateral Agent and each Holder in writing; or
(iv)if to the Collateral Agent, at 101 North First Avenue, Suite 1600, Phoenix, Arizona·85003, Attention: M. Ambriz-Reyes (Global Water Resources, Inc.), E-mail: Mary.ambrizreyes@usbank.com, or at such other address as the Collateral Agent shall have specified to Pledgor in writing.
Notices under this Section 15 will be effective only when actually received.

SECTION 16.SEPARABILITY. If any clause, sentence, paragraph, subsection or Section of this Agreement is judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been

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stricken herefrom by the parties hereto, and the remainder of this Agreement will have the same force and effect as if such stricken part or parts had never been included herein
SECTION 17.COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be an original and all of which taken together will constitute one and the same Agreement. Signatures of parties transmitted by facsimile or electronic transmission will be their original signatures for all purposes.
SECTION 18.CONTINUING LIEN. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in effect until payment in full of the Secured Obligations; (b) be binding on Pledgor, its successors and assigns; and (c) inure to the benefit of the Collateral Agent and other Secured Parties and their successors, transferees and assigns. Without limiting the foregoing clause (c), any Holder may assign or otherwise transfer all or a portion of its interests, rights and obligations under the Revolver Note in accordance with the Revolver Documents. Upon the payment in full of the Secured Obligations and Notes, Pledgor will be entitled to the return, on its request and at its expense, of such Collateral as shall not have been disposed of.
SECTION 19.SURVIVAL. All representations and warranties in this Agreement or made in writing by Pledgor in connection herewith will survive the execution and delivery of this Agreement and repayment of the Secured Obligations. Any investigation by any Secured Party will not diminish in any respect its right to rely on such representations and warranties.
SECTION 20.LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF New York WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION EXCEPT TO THE EXTENT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF New York.
SECTION 21.JURISDICTION WAIVER OF JURY TRIAL.
(a)Pledgor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to the Revolver Documents. To the fullest extent permitted by applicable Law, Pledgor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b)Pledgor consents to process being served by or on behalf of the Collateral Agent or any Holder in any suit, action or proceeding of the nature referred to in Section 21(a) by hand delivery, reputable overnight commercial delivery service or by mailing a copy thereof by registered or certified or express mail (or any substantially similar form of mail), postage prepaid; return receipt requested, in each case to it at its address described in Section 15 or at such other address of which the Collateral Agent or such Holder shall then have been notified pursuant to Section 15. Pledgor agrees that such service upon receipt: (i) will be in every respect effective service of process on it in any such suit, action or proceeding; and (ii) will, to the fullest extent permitted by applicable Law, be valid personal service on and personal delivery to it. Notices hereunder will be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)Nothing in this Section 21 shall affect the right of the Collateral Agent or any Holder to serve process in any manner permitted by Law, or limit any right the Collateral Agent or Holder may have to bring proceedings against Pledgor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO OR RELATED TO ANY REVOLVER DOCUMENT.
SECTION 22.FINAL AGREEMENT. THIS AGREEMENT AND ANY OTHER REVOLVER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT (WITH THE COLLATERAL AGENCY AGREEMENT) THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
SECTION 23.LLC INTERESTS. Pledgor represents and warrants that: (a) any Pledged Company that is a limited liability company has not issued any certificate or other instrument to evidence any of Pledgor’s limited liability company interests in such Pledged Company; (b) the limited liability company interest in any such Pledged Company have not been dealt in or traded on any securities exchange or in securities markets; and (c) the operating agreement of any such Pledged Company does not provide that any limited liability company interest in any such Pledged Company shall be a security governed by Article 8 of the Uniform Commercial Code. Pledgor will not: (A) permit any Pledged Company that is a limited liability company to issue any certificate or other instrument to evidence any of Pledgor’s limited liability company interests in such Pledged Company; (B) permit the limited liability company interest in any such Pledged Company to be dealt in or traded on any securities exchange or in securities markets; or (C) allow the operating agreement of any such Pledged Company to provide that any limited liability company interest in any such Pledged Company shall be a security governed by Article 8 of the Uniform Commercial Code.

[SIGNATURE PAGE FOLLOWS]

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DATED as of the date first above written.

PLEDGOR:

WEST MARICOPA COMBINE, LLC

By: /s/ Michael J. Liebman
Name: Michael J. Liebman
Title: Senior Vice President, Chief Financial
        Officer and Secretary

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Mary Ambriz-Reyes
Name: Mary Ambriz-Reyes
Title: Vice President

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Schedule 1
PLEDGED COMPANIES*
Valencia Water Company, LLC
Water Utility of Greater Buckeye, LLC
Water Utility of Greater Tonopah, LLC
Water Utility of Northern Scottsdale, LLC
Willow Valley Water Co., LLC

*All Arizona limited liability companies 100% owned by Pledgor.

Schedule I
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